UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2013

U.S. RARE EARTHS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5600 Tennyson Parkway, Suite 190, Plano Texas 75024
(Address of Principal Executive Offices)

(972) 294-7116
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Bylaws

Effective September 5, 2013, the Board of Directors of U.S, Rare Earths, Inc. (the “Company”) approved amended and restated bylaws of the Company which replace the Company’s previous bylaws in their entirety.

The Company’s previous bylaws were adopted by the Company in 2010 and have been updated. The amended and restated Bylaws reflect the Company’s current corporate practices and current Nevada statutory provisions.

Among the provisions in the amended and restated Bylaws that were not in the previous bylaws are a provision governing the submission of notice of stockholder business to be brought before an annual meeting of stockholders and a provision governing the nomination of directors, including nominations by stockholders. The size range of the Board permitted under the Bylaws was also changed from between three and seven to between three and nine, due to the number of qualified and interested directors.

Section 8 – Other Events

Item 8.01 Other Events.

On September 5, 2013, the Board of Directors approved the Company’s Audit, Compensation and Nominations and Governance Committee Charters. Copies of these Charters are filed hereto as Exhibit 99.1-99.4.

In addition, on September 5, 2013, the Company’s Board of Directors amended the Company’s Code of Conduct & Ethics A copy of the Code of Ethics is filed hereto as Exhibit 14.1

Copies of these amended Charters and the Code of Ethics may also be found on the Company’s website at http://www.usrareearths.com.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

3.1	Amended and Restated Bylaws of U.S. Rare Earths, Inc

14.1	Code of Conduct and Ethics dated September 5, 2013

99.1	Audit Committee Charter dated September 5, 2013

99.2	Compensation Committee Charter dated September 5, 2013

99.3	Nominations and Governance Committee Charter dated September 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

Date: September 10, 2013	By:	/s/ Kevin Cassidy
	Name:	Kevin Cassidy
	Title:	Chief Executive Officer

 Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

3.1	Amended and Restated Bylaws of U.S. Rare Earths, Inc

14.1	Code of Conduct and Ethics dated September 5, 2013

99.1	Audit Committee Charter dated September 5, 2013

99.2	Compensation Committee Charter dated September 5, 2013

99.3	Nominations and Governance Committee Charter dated September 5, 2013